Issuer Free Writing Prospectus Filed Pursuant to Rule 433 Registration Statement No. 333-145845 April 29, 2008
Optimization

Return Optimization Securities
Enhanced Return Strategies for Moderate–Return Environments
Barclays Bank PLC $ [•] Securities linked to the Nikkei 225 Index due November 30, 2009
Barclays Bank PLC $ [•] Securities linked to the S&P 500® Index due June 4, 2009
Barclays Bank PLC $ [•] Securities linked to the Dow Jones EURO STOXX 50® Index due November 30, 2009

Investment Description

Return Optimization Securities (“ROS” or the “Securities”) are securities issued by Barclays Bank PLC with returns linked to the performance of an Index. The ROS are designed to enhance index returns in a moderate-return environment – meaning an environment in which stocks generally experience moderate appreciation. If the applicable Index Return is positive, at maturity you will receive your initial investment plus three (3) times or five (5) times the Index Return, up to the applicable Maximum Gain, providing you with an opportunity to outperform the Index. If the applicable Index Return is negative, at maturity you will receive your initial investment as reduced by that negative Index Return and may receive nothing. Investors will not receive interest or dividend payments during the term of the ROS. Investing in the ROS involves significant risks including potential loss of your initial investment, limited appreciation at maturity and Barclays Bank PLC’s credit risk. You may lose some or all of your principal.

Features

❑	Potential to enhance returns in a moderate return environment.

❑	Three times (3x) or five times (5x) leverage up to the applicable Maximum Gain on the ROS with 1-to-1 downside exposure at maturity.

❑	Your choice of three offerings to meet your portfolio needs.

Key Dates[1]

Trade Date	May 27, 2008

Settlement Date	May 30, 2008

Final Valuation Date[2]	November 24, 2009 (18 months) or June 1, 2009 (12 months)

Maturity Date[2]	November 30, 2009 (18 months) or June 4, 2009 (12 months)

1

Expected. In the event we make any change to the expected trade date and settlement date, the final valuation date and maturity date will be changed so that the stated term of the Securities remains the same.

2

Subject to postponement in the event of a market disruption event as described under “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices” in the prospectus supplement.

Security Offerings

There are three separate offerings of Return Optimization Securities. Each offering is linked to a particular index with different maturity dates. The indicative Maximum Gain for each offering as well as the maximum payment at maturity are listed below. The actual Maximum Gain for each series will be determined on the Trade Date, which is expected to be on or about May 27, 2008. The ROS are our senior unsecured obligations and are offered at a minimum investment of $1,000. The performance of each offering will not depend on the performance of any other index or offering.

Offering	Index Symbol[1]	Multiplier	Maximum Gain[2]	Maximum Payment at Maturity per $10 Security[3]	CUSIP	ISIN

ROS linked to the Nikkei 225 Index	NKY	5x	23.00% to 26.00%	$12.30 to $12.60	06739H354	US06739H3545
ROS linked to the S&P 500® Index	SPX	3x	17.00% to 19.00%	$11.70 to $11.90	06739H347	US06739H3479
ROS linked to the Dow Jones EURO STOXX 50® Index	SX5E	3x	23.00% to 25.50%	$12.30 to $12.55	06739H339	US06739H3396

1	Bloomberg L.P.

2	Actual maximum gain will be determined on the Trade Date for each offering of the ROS.

3	Numbers have been rounded for ease of analysis.

See “Additional Information about Barclays Bank PLC and the ROS” on page FWP-2 of this free writing prospectus. Each offering of ROS will have the terms specified in the prospectus dated August 31, 2007, the prospectus supplement dated September 4, 2007 and this free writing prospectus. See “Key Risks” on page FWP-5 of this free writing prospectus and “Risk Factors” beginning on page S-3 of prospectus supplement, “Risk Factors” beginning on page IS-1 of the index supplement and the cover page of the information supplement for risks related to investing in the ROS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Securities constitute Barclays Bank PLC’s direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Offering of Securities	Price to Public	Underwriting Discount	Proceeds to Barclays Bank PLC

ROS linked to the Nikkei 225 Index (18 months)
Per Security	$10.00	$0.175	$9.825
Total	$ [•]	$ [•]	$ [•]

ROS linked to the S&P 500® Index (12 months)
Per Security	$10.00	$0.125	$9.875
Total	$ [•]	$ [•]	$ [•]

ROS linked to the Dow Jones EURO STOXX 50® Index (18 months)
Per Security	$10.00	$0.175	$9.825
Total	$ [•]	$ [•]	$ [•]

UBS Financial Services Inc.	Barclays Capital Inc.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offerings to which this free writing prospectus relates. Before you invest, you should read the prospectus dated August 31, 2007, the prospectus supplement dated September 4, 2007, the index supplement dated September 4, 2007, the information supplement dated December 12, 2007 and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and these offerings. Buyers should rely upon the prospectus, prospectus supplement, index supplement, information supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, index supplement, information supplement, preliminary pricing supplement, if any, and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

Additional Information about Barclays Bank PLC and the ROS

You should read this free writing prospectus together with the prospectus dated August 31, 2007, as supplemented by the prospectus supplement dated September 4, 2007, the index supplement dated September 4, 2007 and the information supplement dated December 12, 2007 relating to our Medium-Term Securities, Series A, of which these Securities are a part. This free writing prospectus, together with the documents listed below, contains the terms of the ROS and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the information supplement and in “Risk Factors” in the prospectus supplement and the index supplement, as the ROS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the ROS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

◆	Prospectus supplement dated September 4, 2007 and prospectus dated August 31, 2007:
http://www.sec.gov/Archives/edgar/data/312070/000119312507194615/d424b3.htm

◆	Information supplement dated December 12, 2007
http://www.sec.gov/Archives/edgar/data/312070/000119312507263911/d424b3.htm

◆	Index supplement dated September 4, 2007:
http://www.sec.gov/Archives/edgar/data/312070/000119312507194645/d424b3.htm

Our SEC file number is 1-10257. References to “Barclays,” Barclays Bank PLC,” “we,” “our” and “us” refer only to Barclays Bank PLC and not to its consolidated subsidiaries. In this document, “ROS” and “Securities” refers to each offering of the Return Optimization Securities that are offered hereby, unless the context otherwise requires.

Investor Suitability

The ROS of one or more offerings may be suitable for you if:

◆

You believe that the applicable Index will appreciate moderately—meaning that you believe such Index will appreciate over the term of the ROS, although such appreciation is unlikely to exceed the indicative Maximum Gain at maturity applicable to such offering.

◆	You are willing to make an investment that is exposed to the full downside performance risk of the applicable Index.

◆	You are willing to forgo dividends paid on the stocks included in the applicable Index.

◆	You do not seek current income from this investment.

◆	You are willing and able to hold the ROS to maturity.

◆	You are willing to invest in securities for which there may be little or no secondary market.

The ROS of any offering may not be suitable for you if:

◆

You do not believe the applicable Index will appreciate over the term of the ROS, or you believe the applicable Index will appreciate by more than the indicative Maximum Gain at maturity applicable to such offering.

◆	You are unwilling to make an investment that is exposed to the full downside performance risk of the applicable Index and is not principal protected.

◆	You seek an investment that is exposed to the full potential appreciation of the applicable Index, without a cap on participation.

◆	You prefer to receive the dividends paid on any stocks included in the applicable Index.

◆	You seek current income from this investment.

◆	You are unwilling or unable to hold the ROS to maturity.

◆	You seek an investment for which there will be an active secondary market.

FWP-2

Common Indicative Terms for Each Offering of ROS[1]

Issuer:	Barclays Bank PLC (Rated: AA/Aa1)

Issue Price:	$10.00 per ROS

Term:	18 months or 12 months

Payment at Maturity (per $10.00)	If the product of the Index Return and the Multiplier is equal to or greater than the Maximum Gain, you will receive:

$10.00 + ($10.00 x Maximum Gain)

If the Index Return is positive and the product of the Index Return and the Multiplier is less than the Maximum Gain, you will receive:

$10.00 + ($10.00 x Multiplier x Index Return)

If the Index Return is zero or negative, you will receive:

$10.00 + ($10.00 x Index Return)
In this case, you may lose all or a substantial portion of your initial investment.

Index Return	Index Ending Level – Index Starting Level

Index Starting level

Index Starting Level	The closing level of the Index on the Trade Date.

Index Ending Level	The closing level of the Index on the Final Valuation Date.

The performance of the ROS in each offering will depend on the performance of the applicable Index.

[1]	Terms used in this free writing prospectus, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.

Specific Terms for Each Offering of ROS

	Multiplier	Maximum Gain[1]
ROS Linked to the Nikkei 225 Index (18 months)	5	23.00% to 26.00%

ROS Linked to the S&P 500® Index (12 months)	3	17.00% to 19.00%

ROS Linked to the Dow Jones EURO STOXX 50® Index (18 months)	3	23.00% to 25.50%

[1]	To be determined on the Trade Date.

Determining Payment at Maturity for Each Offering Per $10

Calculate the percentage change from the Index Starting Level to the Index Ending Level.

You will receive your initial investment plus an amount based on the Maximum Gain, equal to the maximum payment at maturity, calculated as follows:

$10.00 + ($10.00 x Maximum Gain)

You will receive your initial investment plus an amount based on a multiple of the Index Return up to the applicable maximum payment at maturity, calculated as follows:

$10.00 + ($10.00 x Multiplier x Index Return)

You will receive your initial investment reduced by the Index Return, calculated as follows:

$10.00 + ($10.00 x Index Return)

In this case, you may lose some or all of your initial investment depending on how much the Index declines.

FWP-3

What are the tax consequences of the ROS?

The United States federal income tax consequences of your investment in the ROS are uncertain. Pursuant to the terms of the ROS, Barclays Bank PLC and you agree, in the absence of a change in law or an administrative or judicial ruling to the contrary, to characterize your ROS as a pre-paid cash-settled executory contract with respect to the applicable Index. If your ROS are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your ROS in an amount equal to the difference between the amount you receive at such time and the amount you paid for your ROS. Such gain or loss would generally be long term capital gain or loss if you have held your ROS for more than one year.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your ROS in the manner described above. This opinion assumes that the description of the terms of the ROS in this free writing prospectus is materially correct.

As discussed further in the accompanying information supplement, the Treasury Department and the Internal Revenue Service are actively considering various alternative treatments that may apply to instruments such as the ROS, possibly with retroactive effect. In addition, legislation has recently been introduced in Congress that, if enacted, would require holders that acquire the ROS after the bill is enacted to accrue interest income over the term of the ROS despite the fact that there will be no interest payments over the term of the ROS. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your ROS.

For a further discussion of the tax treatment of your ROS as well as possible alternative characterizations, please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Executory Contracts” in the accompanying prospectus supplement and the discussion under the heading “United States Federal Tax Considerations” in the accompanying information supplement. For additional, important considerations related to tax risks associated with investing in the ROS, you should also examine the discussion in “Selected Risk Considerations—Taxes”, in this free writing prospectus. You should further consult your tax advisor as to the possible alternative treatments in respect of the ROS.

Key Risks

An investment in any offering of the ROS involves significant risks. Investing in the ROS is not equivalent to investing directly in the applicable Index. Some of the risks that apply to an investment in the ROS offered hereby are summarized below, but we urge you to read the more detailed explanation of risks relating to the ROS generally in the “Risk Factors” section of the prospectus supplement. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the ROS in light of your particular circumstances.

◆

No principal protection—ou may lose some or all of your initial investment. The ROS do not guarantee any return of principal. The return on the ROS at maturity is linked to the performance of the applicable Index and will depend on whether, and the extent to which, the applicable Index Return is positive or negative. For every 1% decline in the applicable Index, you will lose 1% of your initial investment at maturity.

◆

Your Maximum Gain on the ROS Is Limited to the Maximum Gain—If the Index Ending Level is greater than the Index Starting Level, for each $10 principal amount ROS you will receive at maturity $10 plus an additional amount that will not exceed a predetermined percentage of the principal amount, regardless of the appreciation in the applicable Index, which may be significant. We refer to this percentage as the Maximum Gain, which will be determined on the initial valuation date.

◆

No Interest, Dividend Payments or Voting Rights—As a holder of the ROS, you will not receive interest payments, and you will not have voting rights, rights to receive cash dividends or other distributions, or any other rights that holders of component stocks underlying the applicable Index would have.

◆

Certain Built-In Costs Are Likely to Adversely Affect the Value of the ROS Prior to Maturity—While the payment at maturity for each offering of the ROS described in this free writing prospectus is based on the full principal amount of such ROS, the original issue price of the ROS includes the agents’ commission and the estimated cost of hedging our obligations under the ROS through one or more of our affiliates. As a result, the price, if any, at which Barclays Bank PLC or its affiliates will be willing to purchase the ROS from you prior to maturity in secondary market transactions, if at all, will likely be lower than the original issue price, and any such sale prior to the maturity date could result in a substantial loss to you. The ROS are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your ROS to maturity.

◆

Dealer Incentives—We, our affiliates and agents act in various capacities with respect to the ROS. We and other of our affiliates may act as a principal, agent or dealer in connection with the ROS. Such affiliates, including the sales representatives, will derive compensation from the distribution of the ROS and such compensation may serve as an incentive to sell these ROS instead of other investments. We will pay compensation of $0.125 or $0.175 per Security (as set forth on the cover page of this free writing prospectus) to the principals, agents and dealers in connection with the distribution of the ROS.

FWP-4

◆

Limited Liquidity—The ROS will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the ROS in the secondary market but are not required to do so and may cease any such market making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the ROS easily. Because other dealers are not likely to make a secondary market for the ROS, the price at which you may be able to trade your ROS is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the ROS.

◆

Potential Conflicts—We and our affiliates play a variety of roles in connection with the issuance of the ROS, including acting as calculation agent and hedging our obligations under the ROS. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the ROS.

◆

Taxes—The federal income tax treatment of the ROS is uncertain and the Internal Revenue Service could assert that the ROS should be taxed in a manner that is different than described above. As discussed further in the accompanying information supplement, on December 7, 2007, the Internal Revenue Service issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the ROS even though you will not receive any payments with respect to the ROS until maturity and whether all or part of the gain you may recognize upon sale or maturity of an instrument such as the ROS could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis. In addition, legislation has recently been introduced in Congress that, if enacted, would require holders that acquire the ROS after the bill is enacted to accrue interest income over the term of the ROS despite the fact that there will be no interest payments over the term of the ROS. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your ROS. You should consult your tax advisor as to the possible alternative treatments in respect of the ROS.

◆

Potentially inconsistent research, opinions or recommendations by Barclays—We or our affiliates and agents may publish research from time to time on financial markets and other matters that may influence the value of the ROS, or express opinions or provide recommendations that are inconsistent with purchasing or holding the ROS. Any research, opinions or recommendations expressed by us, our affiliates or agents may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the ROS and the Index to which the ROS are linked.

◆

Many Economic and Market Factors Will Affect the Value of the ROS: In addition to the level of the applicable Index on any day, the value of the ROS will be affected by a number of economic and market factors that may either offset or magnify each other, including:

◆	the expected volatility of the applicable Index;

◆	the time to maturity of the ROS;

◆	the market price and dividend rate on the component stocks underlying the applicable Index;

◆	interest and yield rates in the market generally and in the markets of the component stocks underlying the applicable Index;

◆	a variety of economic, financial, political, regulatory or judicial events;

◆	supply and demand for the ROS; and

◆	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

◆

Credit of Issuer: An investment in the ROS will be subject to the credit risk of Barclays Bank PLC, as issuer of the ROS, and the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the ROS.

Risks Specific to an Investment in the offerings of ROS linked to the Nikkei 225 Index or the Dow Jones EURO STOXX 50® Index

◆

The Index Return for the Securities will not be adjusted for changes in exchange rates—While the stocks included in the Nikkei 225 Index and the Dow Jones EURO STOXX 50® Index are denominated in currencies other than the U.S. dollar, the index returns for each of these offerings of ROS are not adjusted for changes in exchange rates. Therefore, if currencies in which the stocks included in the Nikkei 225 Index or the Dow Jones EURO STOXX 50® Index are denominated appreciate or depreciate relative to the U.S. dollar over the term of the applicable ROS linked to such Index, you will not receive any additional payment or incur any reduction in payment at maturity.

◆

Non-U.S. Securities Markets Risks—The stocks included in the Nikkei 225 Index and the Dow Jones EURO STOXX 50® Index are issued by foreign companies in foreign securities markets. These stocks may be more volatile and may be subject to different political, market, economic, exchange rate, regulatory and other risks which may have a negative impact on the performance of the securities linked these indices, which may have an adverse effect of the applicable offering of ROS.

FWP-5

ROS Linked to Nikkei 225 Index, Maximum Gain of 23.00% to 26.00% (to be determined on Trade Date)

The Nikkei 225 Index (the “Nikkei 225 Index”) is calculated and disseminated by Nikkei Digital Media, Inc., a wholly owned subsidiary of Nikkei Inc., under exclusive agreement with Nikkei Inc. The Nikkei 225 Index is a modified, price-weighted stock index that measures the composite price performance of 225 underlying stocks trading on the First Section of the Tokyo Stock Exchange, Inc., representing a broad cross-section of Japanese industries. The 225 companies included in the Nikkei 225 Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities.

The Nikkei 225 Index is reported by Bloomberg under the ticker symbol “NKY <Index>”.

The information on the Nikkei 225 Index provided in this free writing prospectus should be read together with the discussion under the heading “Equity Indices—Nikkei 225 Index” in the index supplement. We expect to enter into a license with Nikkei Digital Media, Inc.

Historical Information

The following graph sets forth the historical performance of the Nikkei 225 Index based on the weekly closing levels of the Nikkei 225 Index from April 4, 1997 through April 16, 2008. The closing level on April 16, 2008 was 13146.13.

We obtained the closing levels of the Nikkei 225 Index below from Bloomberg, L.P. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg, L.P. The historical levels of the Nikkei 225 Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level on the final valuation date. We cannot give you assurance that the performance of the Nikkei 225 Index will result in the return of any of your initial investment.

Nikkei 225 Index Historical Performance
April 4, 1997 – April 16, 2008

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

FWP-6

Scenario Analysis and Examples at Maturity (18 month ROS)

The following scenario analyses and examples assume a Maximum Gain of 24.50% and a range of performance for the Nikkei 225 Index from +40% to -40%. The actual Maximum Gain for each offering will be determined on the Trade Date.

Example 1 – On the Final Valuation Date, the Nikkei 225 Index closes 3% above the Index Starting Level.
Since the Index Return is 3%, you will receive five times the Index Return, or a 15% total return, and your payment at maturity of $11.50 per $10.00 ROS will be calculated as follows:

$10.00 + ($10.00 x (5 x 3%)) = $10.00 + $1.50 = $11.50

Example 2 – On the Final Valuation Date, the Nikkei 225 Index closes 5.4% above the Index Starting Level. Since five times the Index Return is 27%, which is more than the Maximum Gain of 24.50%, you will receive the Maximum Gain of 24.50%, or $12.45 per $10.00 ROS.

Example 3 – On the Final Valuation Date, the Nikkei 225 Index closes 20% below the Index Starting Level.
Since the Index Return is -20%, your investment will be fully exposed to the decline of the Index and your payment at maturity of $8.00 per $10.00 ROS will be calculated as follows:

$10.00 + ($10.00 x (-20%)) = $10.00 - $2.00 = $8.00

FWP-7

ROS Linked to S&P 500® Index Maximum Gain of 17% to 19% (to be determined on Trade Date)

The S&P 500® Index (the “S&P 500 Index”) is published by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. The S&P 500 Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the value of the S&P 500 Index is based on the relative value of the aggregate market value of the common stock of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Ten main groups of companies comprise the S&P 500 Index, with the number of companies included in each group as of April 16, 2008 indicated below: Consumer Discretionary (86); Consumer Staples (40); Energy (36); Financials (92); Health Care (51); Industrials (56); Information Technology (71); Materials (28); Telecommunications Services (9); and Utilities (31).

The S&P 500 Index is reported by Bloomberg under the ticker symbol “SPX <Index>”.

The information on the S&P 500 Index provided in this free writing prospectus should be read together with the discussion under the heading “Equity Indices—S&P 500® Index” in the index supplement.

Historical Information

The following graph sets forth the historical performance of the S&P 500 Index based on the weekly closing levels of the S&P 500 Index from April 4, 1997 through April 16, 2008. The closing level of the Index on April 16, 2008 was 1364.71.

We obtained the closing levels of the S&P 500 Index below from Bloomberg, L.P. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg, L.P. The historical levels of the S&P 500 Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level on the Final Valuation Date. We cannot give you assurance that the performance of the S&P 500 Index will result in the return of any of your initial investment.

S&P 500® Index Historical Performance
April 4, 1997 - April 16, 2008

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

FWP-8

Scenario Analysis and Examples at Maturity (12 month ROS)

The following scenario analyses and examples assume a Maximum Gain of 18.00% and a range of performance for the S&P 500® Index from +40% to -40%. The actual Maximum Gain for each offering will be determined on the Trade Date.

Example 1 – On the Final Valuation Date, the S&P 500® Index closes 3% above the Index Starting Level.
Since the Index Return is 3%, you will receive three times the Index Return, or a 9% total return, and your payment at maturity of $10.90 per $10.00 ROS will be calculated as follows:

$10.00 + ($10.00 x (3 x 3%)) = $10.00 + $0.90 = $10.90

Example 2 – On the Final Valuation Date, the S&P 500® Index closes 7% above the Index Starting Level.
Since three times the Index Return is 21%, which is more than the Maximum Gain of 18.00%, you will receive the Maximum Gain of 18.00%, or $11.80 per $10.00 ROS.

Example 3 – On the Final Valuation Date, the S&P 500® Index closes 20% below the Index Starting Level.
Since the Index Return is -20%, your investment will be fully exposed to the decline of the Index and your payment at maturity of $8.00 per $10.00 ROS will be calculated as follows:

$10.00 + ($10.00 x (-20%)) = $10.00 - $2.00 = $8.00

FWP-9

ROS Linked to Dow Jones EURO STOXX 50® Index, Maximum Gain of 23.00% to 25.50% (to be determined on Trade Date)

The Dow Jones EURO STOXX 50® Index (the “DJ EURO STOXX 50 Index”) was created by STOXX, a joint venture between Deutsche Börse AG, Dow Jones & Company and SWX Swiss Exchange. Publication of the Index began on February 26, 1998, based on an initial Index value of 1,000 at December 31, 1991. The DJ EURO STOXX 50 Index is published in The Wall Street Journal and disseminated on the STOXX website: www.stoxx.com, which sets forth, among other things, the country and industrial sector weightings of the securities included in the DJ EURO STOXX 50 Index and updates these weightings at the end of each quarter. Information contained in the STOXX website is not incorporated by reference in, and should not be considered a part of, this free writing prospectus.

The DJ EURO STOXX 50 Index is reported by Bloomberg under the ticker symbol “SX5E <Index>”.

The information on the DJ EURO STOXX 50 Index provided in this free writing prospectus should be read together with the discussion under the heading “Equity Indices—Dow Jones EURO STOXX 50® Index” in the index supplement.

Historical Information

The following graph sets forth the historical performance of the DJ EURO STOXX 50 Index based on the weekly closing levels of the DJ EURO STOXX 50 Index from April 4, 1997 through April 16, 2008. The closing level on April 16, 2008 was 3748.56.

We obtained the closing levels of the DJ EURO STOXX 50 Index below from Bloomberg, L.P. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg, L.P. The historical levels of the DJ EURO STOXX 50 Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level on the final valuation date. We cannot give you assurance that the performance of the DJ EURO STOXX 50 Index will result in the return of any of your initial investment.

Dow Jones EURO STOXX 50® Index Historical Performance
April 4, 1997 – April 16, 2008

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

FWP-10

Scenario Analysis and Examples at Maturity (18 month ROS)

The following scenario analyses and examples assume a Maximum Gain of 24.25% and a range of performance for the Dow Jones EURO STOXX 50® Index from +40% to -40%. The actual Maximum Gain for each offering will be determined on the Trade Date.

Example 1 – On the Final Valuation Date, the Dow Jones EURO STOXX 50® Index closes 3% above the Index Starting Level.
Since the Index Return is 3%, you will receive three times the Index Return, or a 9% total return, and your payment at maturity of $10.90 per $10.00 ROS will be calculated as follows:

$10.00 + ($10.00 x (3 x 3%)) = $10.00 + $0.90 = $10.90

Example 2 – On the Final Valuation Date, the Dow Jones EURO STOXX 50® Index closes 9.0% above the Index Starting Level.
Since three times the Index Return is 27%, which is more than the Maximum Gain of 24.25%, you will receive the Maximum Gain of 24.25%, or $12.43 per $10.00 ROS.

Example 3 – On the Final Valuation Date, the Dow Jones EURO STOXX 50® Index closes 20% below the Index Starting Level.
Since the Index Return is -20%, your investment will be fully exposed to the decline of the Index and your payment at maturity of $8.00 per $10.00 ROS will be calculated as follows:

$10.00 + ($10.00 x (-20%)) = $10.00 - $2.00 = $8.00

FWP-11

Supplemental Plan of Distribution

We will agree to sell to Barclays Capital Inc. and UBS Financial Services Inc., together the “Agents”, and the Agents have agreed to purchase, all of the ROS at the price indicated on the cover of the pricing supplement, the document that will be filed pursuant to Rule 424(b)(2) and will contain the final pricing terms of the ROS. UBS Financial Services Inc. may allow a concession not in excess of the underwriting discount set forth on the cover of the pricing supplement to its affiliates.

We or our affiliate will enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the ROS and the Agents and/or an affiliate may earn additional income as a result of payments pursuant to the swap, or related hedge transactions.

We have agreed to indemnify the Agents against liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agents may be required to make relating to these liabilities as described in the prospectus and the prospectus supplement. We have agreed that UBS Financial Services Inc. may sell all or a part of the Securities that it purchases from us to its affiliates at the price that will be indicated on the cover of the pricing supplement that will be available in connection with the sale of the Securities.

FWP-12